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                                                                   Exhibit 99.02

                    Capital Bank Corporation and Subsidiaries
                            Certification Pursuant To
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant To
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Capital Bank Corporation (the "Company") on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Allen T. Nelson, Jr., Executive Vice President and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

                                          /s/ Allen T. Nelson, Jr
                                          --------------------------------------
                                          Allen T. Nelson, Jr.
                                          Executive Vice President and
                                          Chief Financial Officer

                                          March 28, 2003
                                          Date

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